EXHIBIT 23.1

                                                        LAKE & ASSOCIATES, CPA'S

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 1, 2011 with respect to the audited financial statements of BlueFlash Communications, Inc. for the period from January 11, 2011 (Inception) to January 31, 2011.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ Lake & Associates, CPA's LLC
Lake & Associates, CPA's LLC
Schaumburg, Illinois
March 3, 2011


                                                           1905 Wright Boulevard
                                                            Schaumburg, IL 60193

                                                             Phone: 847-524-0800
                                                               Fax: 847-524-1655